EX-99.j

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of AMCON Distributing Company:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and shareholders' equity and comprehensive income and of cash flows present fairly, in all material respects, the consolidated financial position of AMCON Distributing Company and its subsidiaries as of September 30, 2000 and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for inventory in fiscal 1999.



PRICEWATERHOUSECOOPERS LLP
Omaha, Nebraska
November 22, 2000, except for paragraph 1 of Note 1 and paragraph 1 of Note 2, for which the date is March 23, 2001